                                                                     EXHIBIT 4.3

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR STATE SECURITIES LAWS.

No. 003     Right to Purchase Shares of Common Stock of Memory Pharmaceuticals
            Corp.

                          MEMORY PHARMACEUTICALS CORP.

                          Common Stock Purchase Warrant

         This is to certify that, FOR VALUE RECEIVED, Alexandria Real Estate Equities, L.P. (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Memory Pharmaceuticals Corp., a Delaware corporation (the "Company"), 12,500 fully paid, validly issued and nonassessable shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock") at an exercise price of $2.75 per share; provided, that such exercise price shall be adjusted once on the closing date of the next round of convertible preferred financing occurring after the date hereof to a per share exercise price equal to the purchase price at which such preferred shares are sold. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The exercise price adjustment described in the preceding sentence may be triggered only once. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price".

         1.       EXERCISE OF WARRANT.

                  a. Exercise for Cash. This Warrant may be exercised in whole or in part at any time or from time to time after the date hereof and on or before the tenth anniversary hereof (the "Exercise Period"). This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. The Exercise Price may be paid by bank check, wire transfer or cancellation of indebtedness. As soon as practicable after each such exercise of this Warrant, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

                  b. Warrant Exchange. At any time during the Exercise Period, the Holder may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with this Section 1(b), by surrendering this Warrant at the principal office of the Company or at the office of its stock transfer agent, accompanied by a notice stating the Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares equal to (i) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the Fair Market Value, provided that any fractional shares determined by this calculation shall be represented by the issuance of a new Warrant. "Fair Market Value" shall be determined as follows: (1) if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq Stock Market, the Fair Market Value shall be the average of the last reported sale prices of the Common Stock on such exchange or system for the twenty (20) consecutive trading days preceding the date for which the determination is being made; or (2) if the Common Stock is not so listed or admitted to unlisted trading privileges, the Fair Market Value shall be the average of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. for the twenty (20) consecutive trading days preceding the date for which the determination is being made; or
(3) if the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Fair Market Value shall be an amount, not less than book value thereof as at the end of the most recent fiscal quarter of the Company ending prior to the Exchange Date, determined in good faith by the Board of Directors of the Company.

         2. RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

         3. FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Fair Market Value of a share of Common Stock.

         4.       ANTI-DILUTION PROVISIONS.

                  4.1 Mergers, Consolidations or Sale of Assets. If after the date hereof there shall be a capital reorganization (other than a combination or subdivision of Common Stock otherwise provided for herein), or spin-off, or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such transaction, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the purchase price, the number of shares of stock or other securities, cash or property of the Company or the successor corporation resulting from such transaction, to which a holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled under the provisions of the agreement in such transaction if this Warrant had been exercised immediately before such transaction. In any such case, appropriate adjustment (as determined reasonably and in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such transaction to the end that the provisions of this Warrant (including adjustment of the purchase price then in effect and the number of shares of Common Stock issuable upon exercise hereof) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

                  4.2 Splits and Subdivisions; Dividends. If the Company should effect or fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or warrants, options or other rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the per share purchase price shall be appropriately decreased and the number of shares of Common Stock issuable upon exercise hereof shall be appropriately increased in proportion to such increase of outstanding shares.

                  4.3 Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the per share purchase price shall be appropriately increased and the number of shares of Common Stock issuable upon exercise hereof shall be appropriately decreased in proportion to such decrease in outstanding shares.

                  4.4 Adjustments for Other Distributions. In the event the Company shall declare a distribution payable in securities of the Company (other than Common Stock Equivalents) or other persons, evidences of indebtedness issued by the Company or other persons, assets (including cash dividends) or options or rights not referred to in subsection 4.2, then, in each such case for purposes of this subsection 4.4, upon exercise of this Warrant the holder hereof shall be entitled to a proportionate share of any such distribution as though such holder was the holder of the number of shares of Common Stock of the Company into which this Warrant may be exercised as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

                  4.5      Issuance of Additional Common Stock.

                           (a) If, after the date hereof, the Company shall issue or sell

                                    (i)      Additional Shares (defined below)
                                    without consideration or for a consideration per share less than the higher of (A) the exercise price and (B) the Fair Market Value of a share of Common Stock in effect immediately prior to such issue or sale, or

                                    (ii)     Common Stock Equivalents
                                    exercisable for Additional Shares with a minimum exercise or exchange price less than the higher of (A) the exercise price and (B) the Fair Market Value of a share of Common Stock, then, and in each such case, the exercise price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such exercise price by a fraction:

                                    (i)      the numerator of which shall be (A)
                                    the number of shares of Common Stock
                                    outstanding immediately prior to such issue or sale plus (B) the number of shares of Common Stock that the aggregate consideration received by the Company upon such issuance or sale (or, in the case of Common Stock Equivalents exercisable for Additional Shares, receivable by the Company upon exercise or exchange) would purchase at such exercise price or fair market value, as the case may be, and

                                    (ii)     the denominator of which shall be
                                    the number of shares of Common Stock
                                    outstanding immediately after such issue or sale (or, in the case of Common Stock Equivalents exercisable for Additional Shares, assuming exercise or exchange thereof).

                           (b)      For the purposes of this Section 4.5, the
consideration for the issue or sale of Additional Shares shall, irrespective of the accounting treatment of such consideration, (i) insofar as it consists of cash, be computed at the net amount of cash received by the Company, and (ii) insofar as it consists of property (including securities) other than cash, be computed at the fair value thereof at the time of such issue or sale as determined in good faith by the Board of Directors of the Company.

                           (c)      Notwithstanding anything contained herein to
the contrary, the consideration for any Common Stock Equivalents shall be the total amount of consideration received by the Company for the issuance of such Common Stock Equivalents plus the minimum amount of consideration payable to the Company upon exercise, conversion or exchange of Common Stock Equivalents (the "Net Consideration") determined as of the date of issuance of such Common Stock Equivalents. Any obligation, agreement or understanding to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation or agreement is made or arises. No adjustment of the exercise price shall be made under this Section 4.5 upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents if any adjustment shall previously have been made upon the issuance of any such Common Stock Equivalents.

                                    Should the Net Consideration for any such
Common Stock Equivalents be increased or decreased from time to time, then, upon the effectiveness of such change, the exercise price will be that which would have been obtained (i) had the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the actual Net Consideration (as so increased or decreased) of such Common Stock Equivalents, and (ii) had adjustments to such exercise price since the date of issuance of such Common Stock Equivalents been made to such exercise price as adjusted pursuant to (i) above. Any adjustment of the exercise price with respect to this paragraph which relates to Common Stock Equivalents shall be disregarded if, as, and when all of such Common Stock Equivalents expire or are canceled without being exercised, so that the exercise price effective immediately upon cancellation or expiration shall be equal to the exercise price in effect at the time of the issuance of the expired or canceled Common Stock Equivalents, with such additional adjustments as would have been made to such exercise price had the expired or canceled Common Stock Equivalents not been issued.

                           (d)      "Additional Shares" means all shares of
Common Stock, whether or not subsequently reacquired or retired by the Company other than shares of Common Stock issued or to be issued to directors, officers, employees and consultants of the Company or any subsidiary pursuant to any bona fide qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, or employee stock ownership plan
(ESOP).

                           (e)      The number of shares of Common Stock that
the holder of this Warrant shall be entitled to receive upon each exercise hereof after any adjustment pursuant to this Section 4.5 shall be determined by multiplying (i) the number of shares of Common Stock that were issuable immediately prior to such adjustment, by (ii) the fraction of which (A) the numerator is the exercise price immediately prior to such adjustment and (B) the denominator is the exercise price immediately following such adjustment.

                  4.6 Certificate as to Adjustments. In the case of each adjustment or readjustment of the exercise price pursuant to this Section 4, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof and cause a certificate, signed by the Company's Chief Financial Officer, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based to be delivered to the holder of this Warrant. The Company will furnish or cause to be furnished to such Holder a certificate setting forth (a) such adjustments and readjustments, (b) the exercise price at the time in effect and how it was calculated and (c) the number of shares of Common Stock issuable upon exercise hereof and the amount, if any, of other property at the time receivable upon the exercise of the Warrant.

                  4.7      Notices of Record Date, etc.

                           In the event of: (a) any taking by the Company of a
record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;
(b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company; or (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company will mail to the Holder of this Warrant at least twenty (20) days prior to the earliest date specified below, a notice specifying: (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and
(ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up.

         5. LOSS OF WARRANT. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new warrant of like tenor and date.

         6. NO RIGHTS AS STOCKHOLDER. The Holder shall not, as holder of this Warrant, be entitled to vote, if applicable, or to receive dividends or to be deemed the holder of Common Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or, if applicable, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such holder shall have exercised the Warrant and been issued the Warrant Shares in accordance with the provisions hereof.

         7. NON-TRANSFERABILITY. Except as set forth in Section 12, neither this Warrant nor any Warrant Shares shall be registered under the Securities Act of 1933, as amended, and applicable state securities laws. Therefore, the Company shall require, as a condition of allowing the transfer or exchange of this Warrant or such Warrant Shares, that the Holder of this Warrant or such Warrant Shares, as the case may be, furnish to the Company an opinion of counsel reasonably acceptable to the Company to the effect that such transfer or exchange will be exempt from the registration and prospectus delivery requirements under the Securities Act of 1933, as amended, and applicable state securities laws. The certificates evidencing the Warrant Shares shall bear a legend to the effect that the Warrant Shares evidenced by such certificate have not been registered under the Securities Act of 1933, as amended, and applicable state securities laws and are, therefore, subject to restrictions on transfer in the absence of such registration or an exemption therefrom under said act or state securities laws.

         8. INVESTMENT REPRESENTATIONS AND WARRANTIES. The Holder hereby represents and warrants to the Company that (a) it has knowledge and experience in financial and business matters sufficient to enable it to evaluate the merits and risks of an investment in the Company; (b) it has assets sufficient to enable it to bear the economic risk of its investment in this Warrant and the Warrant Shares and is an "accredited investor" as defined in Rule 501 under the Securities Act of 1933, as amended; (c) it is acquiring this Warrant and, upon exercise, will acquire the Warrant Shares, for its own account, and not with a view to, or for sale in connection with, any distribution thereof; (d) it or its representatives have received from the Company such information with respect to the Company as it has deemed necessary and relevant in connection with this Warrant and the Warrant Shares and it has had the opportunity, directly or through such representatives, to ask questions of and receive answers from persons acting on behalf of the Company necessary to verify the information so obtained; and (e) it and its officers, directors, employees and agents have not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with this Warrant and the Warrant Shares.

         9. GOVERNING LAW. This Agreement and all amendments, modifications, alterations, or supplements hereto shall be construed under and governed by the laws of the State of New Jersey and the United States of America, without regard to the principles of conflicts of law thereof.

         10. MISCELLANEOUS. Except as provided in Sections 4 and 12 hereof, this Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         11. EXPIRATION. The right to exercise this Warrant shall expire at 5:00 P.M. Eastern Standard Time on the tenth anniversary of the date hereof.

         12.      REGISTRATION RIGHTS.

                           (a)      If at any time the Company proposes to file
a registration statement under the Securities Act of 1933, as amended (the "Act") with respect to an offering of equity securities by the Company for its own account or for the account of any securityholders of any class of its equity securities (other than (i) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Securities and Exchange Commission (the "Commission")) or (ii) a registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing securityholders) or (iii) the initial public offering, then the Company shall give written notice of such proposed filing to the Holder as soon as practicable (but in no event less than 20 days before the anticipated filing date), and, subject to the terms and conditions hereof, such notice shall offer such Holder the opportunity to register such number of shares of Registrable Securities as the Holder may request (which request shall specify the Registrable Securities intended to be disposed of and the intended method of distribution thereof) (a "Piggy-Back Registration").

                  The Company shall use best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten public offering to permit the Registrable Securities requested by the Holder to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company or any other securityholder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. If the total amount of securities, including the Registrable Securities, requested by the securityholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling holders according to the total amount of securities entitled to be included therein owned by each selling holder or in such other proportions as shall mutually be agreed to by such selling holders). The Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 12 by giving written notice to the Company of its request to withdraw. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective. No failure to effect a registration under this Section 12 and to complete the sale of Registrable Securities in connection therewith shall relieve the Company of any other obligation under this Agreement (including, without limitation, the Company's obligations under Sections 12(b) and 12(c)).

                           (b)      The Company shall keep effective and
maintain for 180 days following its effectiveness any registration, qualification, approval or listing specified in this Section 12 for such period as may be necessary for the Holder to dispose of Registrable Securities in accordance with their intended method or methods of distribution, and from time to time shall amend or supplement the prospectus used in connection therewith to the extent necessary in order to comply with applicable law. All expenses, disbursements and fees in connection with any action to be taken hereunder, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses and fees and expenses of counsel for the Company and its independent certified public accountants (all such expenses being herein called "Registration Expenses") will be borne by the Company; provided that in no event shall Registration Expenses include any underwriting discounts, sales commissions or similar fees attributable to the sale of Registrable Securities. The Company shall have no responsibility for any expenses, disbursements and fees of the Holder or any counsel retained by Holder in connection with any registration, qualification, approval or listing specified in this Section 12, except to the extent the Company has agreed in writing to incur the expenses, disbursements and fees of one (1) counsel retained on behalf of the group of selling stockholders to which the Holder is a participant.

                           (c)      The Company hereby indemnifies, to the
fullest extent permitted by law, the Holder or each person, if any, who controls Holder within the meaning of Section 15 of the Act, and the directors, officers, employees, agents and representatives of each of them, against all losses, claims, damages, liabilities, costs and expenses (including, without limitation, fees and expenses of counsel), as incurred, arising out of, relating to, or caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement contained in, or omission from, information furnished in writing to the Company by Holder expressly for use therein. In connection with any registration statement in which Holder is participating, Holder will furnish to the Company in writing such information as shall reasonably be requested by the Company for use in any such registration statement or prospectus and will indemnify, to the extent permitted by law, the Company, its directors and officers and each person, if any, who controls the Company within the meaning of the Act against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or necessary to make the statements therein not misleading, but only to the extent that such untrue statement of a material fact is contained in, or such material fact is omitted from, information so furnished in writing by the Holder expressly for use therein.

         (d) For purposes of this Section 12, the Holder shall include any transferee of the Holder if such transfer is made in accordance herewith.

         13.      SECURITIES MATTERS.

                  Whether or not the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in order to make available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the shares of Common Stock issuable upon exercise of the Warrant to the public without registration, the Company agrees to deliver to the Holder all such reports, information and other documents as it would be required to file with the Commission if it were subject to the requirements of Section 13 or 15(d) of the Exchange Act within 15-days after the date it would have been required to file such reports with the Commission. From and after the time the Company files a registration statement with the Commission with respect to the Warrants or the shares of Common Stock issuable thereunder, the Company shall file such information with the Commission; provided, that the Company shall not be in default of the provisions of this Section 13 for any failure to file reports with the Commission solely by refusal by the Commission to accept the same for filing.

         14.      NOTICES.

                  Except as otherwise provided in this Warrant, any requirement for a notice, demand or request under this Warrant will be satisfied by a writing (a) hand delivered with receipt; (b) mailed by United States registered or certified mail or Express Mail, return receipt requested, postage prepaid; or
(c) sent by Federal

Express or any other nationally recognized overnight courier service, and addressed as follows: if to the Holder, at 135 No. Los Robles Avenue, Suite 250, Pasadena, California 91101, Attn: Senior Vice President, Legal Affairs; and if to the Company, at 3960 Broadway, New York, New York 10032, Attn: Chief Financial Officer. All notices that are sent in accordance with this Section 14 will be deemed received by the holder or the Company on the earliest of the following applicable time periods: (i) the date the return receipt is executed; or (ii) the date delivered as documented by the overnight courier service or the hand delivery receipt. Either the Holder or the Company may designate a change of address by written notice to the other party.

         This Warrant is executed as of the 8th day of March, 2000

Witness:                                MEMORY PHARMACEUTICALS CORP.

/s/ ROBERT COHEN                        By: /s/ JOANNE LEONARD
------------------------                    --------------------------------
ROBERT COHEN, ITS CEO                       JOANNE LEONARD, ITS SR.
                                            VP AND CFO

                              FORM OF SUBSCRIPTION
                   (To be signed only on exercise of Warrant)

TO: Memory Pharmaceuticals Corp.

                  The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder_____________ shares of Common Stock, $.001 par value per share, of Memory Pharmaceuticals Corp. and herewith makes payment of $__________________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to the undersigned at_______________.

Dated:                    ______________________________________________________
                          (Signature must conform to name of holder as specified on the face of the Warrant)

                          __________________________________
                                      (Address)

                          __________________________________